UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of Principal executive offices, including Zip Code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On November 9, 2005, the Board of Directors (the Board) of USG Corporation (the Corporation) (NYSE: USG) approved the appointments, effective January 1, 2006, of James S. Metcalf, currently Executive Vice President, USG Corporation to the positions of President and Chief Operating Officer, USG Corporation and Edward M. Bosowski, currently Executive Vice President, Marketing and Corporate Strategy, USG Corporation to the positons of Executive Vice President and Chief Strategy Officer, USG Corporation. Information regarding the employment arrangements of Mr. Metcalf and Mr. Bosowski is set forth in the Corporation’s Annual Proxy Statement filed on April 1, 2005, and Form 8-K filed on November 14, 2005, each of which is incorporated herein by reference.
     The business experience of Mr. Metcalf and Mr. Bosowski, during the past five years, is as follows:

Name	Business Experience

James S. Metcalf, Executive Vice President, USG Corporation; President, Building Systems	Executive Vice President and Chief Operating Officer, L&W Supply Corporation, to March 2000; President and Chief Executive Officer, L&W Supply Corporation, to March 2002; Senior Vice President; President, Building Systems, to March 2004.

Edward M. Bosowski, Executive Vice President, Marketing and Corporate Strategy, USG Corporation; President, USG International	President and Chief Executive Officer, United States Gypsum Company, to November 2000; President, Growth Initiatives and International, to February 2001; Senior Vice President, Marketing and Corporate Strategy; President, USG International, to March 2004.
     A copy of the press release describing the appointments is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibit No.	Description

99.1	USG Corporation press release dated December 9, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
/s/ Stanley L. Ferguson
Date: December 9, 2005	Stanley L. Ferguson,
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	USG Corporation press release dated December 9, 2005.